UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed on February 9, 2016 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by ITC Holdings Corp. (the “Company”), ITC is party to an Agreement and Plan of Merger, dated as of February 9, 2016 (as amended or modified from time to time, the “Merger Agreement”), by and among the Company, Fortis Inc. (“Fortis”), FortisUS Inc. (“FortisUS”) and Element Acquisition Sub Inc. (“Merger Sub”), as assigned by that certain Assignment and Assumption Agreement, dated as of April 20, 2016, by and between FortisUS and ITC Investment Holdings Inc. (“Parent”), pursuant to which, on October 14, 2016 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

On the Closing Date, Parent completed the acquisition of the Company through the Merger. At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares of the Company’s common stock owned by Fortis, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Fortis and shares owned by the Company or any of its wholly owned subsidiaries, and in each case not held on behalf of third parties) was converted into the right to receive (i) $22.57 in cash, without interest (the “Per Share Cash Consideration”), and (ii) 0.7520 shares of common stock, no par value, of Fortis (the “Per Share Stock Consideration” and together with the Per Share Cash Consideration, the “Merger Consideration”).

The aggregate cash consideration paid in the Merger to the Company’s shareholders was approximately $3.4 billion.  The total number of Fortis shares issued to the Company’s shareholders was approximately 114 million.  Additionally, Parent assumed approximately $4.6 billion of consolidated debt outstanding at the Company.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 11, 2016, and is incorporated by reference into this Item 2.01.

Item 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

In connection with the closing of the Merger as described in Item 2.01 above, the Company requested that the New York Stock Exchange (“NYSE”) delist its common stock. As a result, trading of the Company’s common stock, which previously traded under the ticker symbol “ITC” on the NYSE, was suspended prior to the opening of the NYSE on October 14, 2016. The Company also requested the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Items 2.01 and 5.03 of this Current Report on Form 8-K are incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger the shares of the Company’s common stock were converted into the right to receive the Merger Consideration.  At the closing of the Merger, the Company’s shareholders immediately prior to the closing of the Merger ceased to have any rights as Company shareholders other than the right to receive the Merger Consideration.

Immediately prior to the Effective Time, subject to the terms and conditions of the Merger Agreement: each outstanding Company stock option immediately vested and was cancelled and converted into a right to receive an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to such Company stock option multiplied by (y) the excess, if any, of $45.72 over the per share exercise price under such Company stock option; each outstanding award of Company restricted stock immediately vested and was cancelled and converted into a right to receive an amount in cash equal to the product of (x) the total number of shares of Company common stock subject to such Company restricted stock award multiplied by (y) $45.72; each outstanding award of Company performance shares immediately vested at the actual level of performance through the Effective Time and was cancelled and converted into a right to receive an amount in cash equal to the product of (x) the number of shares of Company common stock subject to such Company performance share award and (y) $45.72; and equivalent performance shares (i.e., performance shares credited to a notional account that reflect the value of dividends and other distributions paid prior to the applicable performance share vesting date) vested and were cashed out on the same basis as the underlying Company performance shares.

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent, which is 80.1% indirectly owned by Fortis.

The source of the funds for the cash consideration paid in the Merger was a combination of cash on hand, the issuance of US$2 billion of Fortis debt, the sale of 19.9% of the equity securities of Parent to Eiffel Investment Pte Ltd, and short-term borrowings under Fortis’ senior unsecured equity bridge facilities and other short-term credit facilities.

On October 14, 2016, in accordance with the terms of the Merger Agreement (and not because of any disagreement with the Company), the directors of Merger Sub, Barry V. Perry, James P. Laurito and Rhys D. Evenden, became directors of the Company, replacing the directors of the Company serving as such immediately prior to the effective time of the Merger.  Joseph L. Welch, a director of the Company prior to the effective time of the Merger and also a director of Merger Sub, will continue to be a director of the Company by virtue of his being a director of Merger Sub.  Following the effective time of the Merger, the Company’s board will maintain two committees: an audit and risk committee and a governance and human resources committee, each committee shall initially be composed of each of Mr. Perry, Mr. Laurito, Mr. Evenden and Mr. Welch.

Biographical information for the newly appointed directors is set forth below:

Barry V. Perry, 52.   Mr. Perry has served as Fortis’ President and Chief Executive Officer and as a member of its board of directors since January 2015. He has held various positions with Fortis for over 16 years. He served as Fortis’ President from June 2014 to December 2014 and, prior to that, served as Fortis’ Vice President, Finance and Chief Financial Officer since January 2004. Mr. Perry serves on the boards of UNS Energy Corporation, the FortisBC Group of Companies and FortisAlberta. Mr. Perry is a Chartered Accountant and holds a bachelor of commerce degree from Memorial University of Newfoundland.

James P. Laurito, 59.  Mr. Laurito has served as Fortis’ Executive Vice President, Business Development since April 2016. Previously, Mr. Laurito served as the President and Chief Executive Officer of Central Hudson Gas & Electric Corporation (“Central Hudson”) from January 2010 to November 2014. Prior to joining Central Hudson, Mr. Laurito served as the President and Chief Executive Officer of both New York State Electric and Gas Corporation and Rochester Gas and Electric Corporation, subsidiaries of Avangrid, Inc. Mr. Laurito has been Chairman of the Hudson Valley Economic Development Corporation since January 1, 2015 and currently serves on the board of UNS Energy Corporation. He holds a bachelor of science degree in civil engineering from West Virginia University and completed an executive program in finance and manufacturing management at Columbia University.

Rhys D. Evenden, 42.   Mr. Evenden is the Head of Infrastructure—North America for GIC Private Ltd. (“GIC”). Prior to rejoining GIC in January 2014, Mr. Evenden was a Principal at QIC Global Infrastructure. From March 2007 until December 2011, he served as a Senior Vice President at GIC Special Investments (“GICSI”). Mr. Evenden joined GICSI from BAA Limited, where he served as Head of Business Development for outside terminal businesses across BAA Limited’s airports. Mr. Evenden currently serves on the board of directors of Oncor Electric Delivery Company LLC and Texas Transmission Holding Company, Starwest Generation, an independent power producer with operations in Arizona, California and Nevada, and Bronco Holdings LLC. He previously served on the boards of directors of Yorkshire Water Services, a United Kingdom water utility company, and its parent company, Kelda Group. He has also served as an alternate director on the board of Thames Water and CampusParc LLC. Mr. Evenden was appointed as a member of our board of directors by Eiffel Investment Pte Ltd, a private limited company duly organized and validly existing under the laws of Singapore (Eiffel). Mr. Evenden holds a Bachelor of Business (Hons I) from QUT, Australia.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Replacement of Directors

The information in connection with the replacement of directors set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Resignation of Officer

On October 14, 2016, Joseph L. Welch notified the Company that he would resign as the Company’s President and Chief Executive Officer, effective November 1, 2016. In exchange for providing transition services to the Company, Mr. Welch entered into a letter agreement dated October 14, 2016 (the “Welch Letter Agreement”) that supersedes Mr. Welch’s previous employment agreement with the Company, dated December 21, 2012, as amended on February 8, 2016 (the “Employment Agreement”). Pursuant to the Welch Letter Agreement, Mr. Welch will receive a lump sum payment of $1,550,000 in exchange for, among other items, waiving his potential right to receive certain severance payments under the Employment Agreement.

The description of the Welch Letter Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Welch Letter Agreement, which has been filed herewith as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Appointment of Officer

On October 14, 2016, the Company’s employment agreement with Linda H. Blair, dated December 21, 2012, was amended by a letter agreement (the “Blair Letter Agreement”) pursuant to which Ms. Blair will be appointed as President and Chief Executive Officer of the Company, effective as of November 1, 2016. The Blair Letter Agreement provides for a base salary of $725,000 and a long term incentive value at 250% of base salary, subject to terms and conditions as approved by the Company’s board.

The description of the Blair Letter Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Blair Letter Agreement, which has been filed herewith as Exhibit 10.2, and is incorporated by reference into this Item 5.02.

Biographical information for Ms. Blair is set forth below:

Linda H. Blair, 46. Ms. Blair is the Company’s Executive Vice President and Chief Business Unit Officer, responsible for leading all aspects of the financial and operational performance of the Company’s four regulated operating companies and the Company’s development function.  Prior to her current position, Ms. Blair was named Executive Vice President, Chief Business Unit Officer and President, ITC Michigan on February 4, 2015.  Ms. Blair was responsible for leading all aspects of the financial and operational performance of the Company’s four regulated operating companies and also served as the business unit head and president of the ITCTransmission and METC operating companies. Ms. Blair previously served as Executive Vice President and Chief Business Officer of the Company since June 2007. In this role, Ms. Blair was responsible for managing each of the Company’s regulated operating companies and the necessary business support functions, including regulatory strategy, federal and state legislative affairs, community government affairs, human resources, and marketing and communications. Prior to this appointment, Ms. Blair served as the Company’s Senior Vice President — Business Strategy and was responsible for managing regulatory affairs, policy development, internal and external communications, community affairs and human resource functions. Ms. Blair was Vice President — Business Strategy from March 2003 until she was named Senior Vice President in February 2006. Prior to joining the Company, Ms. Blair was the Manager of Transmission Policy and Business Planning at ITCTransmission for two years when it was a subsidiary of DTE Energy and was a supervisor in Detroit Edison’s regulatory affairs department for two years.

Amended Employment Agreement with Rejji P. Hayes

On October 12, 2016, the Company’s employment agreement with Rejji P. Hayes, the Company’s Executive Vice President and Chief Financial Officer, dated October 27, 2014, was amended by a letter agreement (the “Hayes Letter Agreement”) under which Mr. Hayes agreed to (x) forego the accelerated pro-rata annual bonus for 2016 provided for in the Merger Agreement (with the exception of the total shareholder return component which will be paid out pursuant to the terms of the Merger Agreement) and instead be eligible to receive his 2016 annual bonus in the ordinary course in accordance with his employment agreement and the Company’s past practices; and (y) have a portion of his Company performance shares canceled as required under his employment agreement in connection with the impact of the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and instead, Mr. Hayes will be eligible to receive an amount equal to the value of such canceled performance shares over five installments following the Merger contingent on his continued employment with the Company on each installment date.

The description of the Hayes Letter Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Hayes Letter Agreement, which has been filed herewith as Exhibit 10.3, and is incorporated by reference into this Item 5.02.

Item 5.03                   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At the effective time of the Merger, the Company’s articles of incorporation were restated in accordance with the terms of the Merger Agreement (the “Restated Articles of Incorporation”). In addition, at the effective time of the Merger, the Merger’s Sub’s bylaws, as in effect immediately prior to the Merger, were made the bylaws of the Company (the “Sixth Amended and Restated Bylaws”).

Copies of the Restated Articles of Incorporation and the Sixth Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

2.1                               Agreement and Plan of Merger, dated as of February 9, 2016, by and among ITC Holdings Corp., Fortis, FortisUS and Merger Sub (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ITC Holdings Corp. on February 11, 2016).

3.1                               Restated Articles of Incorporation of ITC Holdings Corp.

3.2                               Sixth Amended and Restated Bylaws of ITC Holdings Corp.

10.1                        Letter Agreement, dated as of October 14, 2016, between ITC Holdings Corp. and Joseph L. Welch

10.2                        Letter Agreement, dated as of October 14, 2016, between ITC Holdings Corp. and Linda H. Blair

10.3                        Amended Employment Agreement, dated as of October 12, 2016, between ITC Holdings Corp. and Rejji P. Hayes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 2016

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of February 9, 2016, by and among ITC Holdings Corp., Fortis, FortisUS and Merger Sub (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by ITC Holdings Corp. on February 11, 2016).

3.1	Restated Articles of Incorporation of ITC Holdings Corp.
3.2	Sixth Amended and Restated Bylaws of the ITC Holdings Corp.
10.1	Letter Agreement, dated as of October 14, 2016, between ITC Holdings Corp. and Joseph L. Welch
10.2	Letter Agreement, dated as of October 14, 2016, between ITC Holdings Corp. and Linda H. Blair
10.3	Amended Employment Agreement, dated as of October 12, 2016, between ITC Holdings Corp. and Rejji P. Hayes